Exhibit 10.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into by and between Atlas Technical Consultants LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Executive”), and shall be effective as of December 31, 2021 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ Executive pursuant to the terms of this Agreement, and Executive desires to enter into this Agreement and to accept such employment with the Company, in each case, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth on Appendix A attached hereto.

Section 2. Acceptance and Term of Employment.

The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein. The term of Executive’s employment shall commence on the Effective Date and continue until the third anniversary of the Effective Date, unless earlier terminated pursuant to Section 8 hereof (the “Initial Term of Employment”); provided, that after the Initial Term of Employment, the Term of Employment shall automatically be extended for subsequent one (1) year periods until Executive’s employment is terminated by either party pursuant to Section 8 hereof; provided, however, that either party may elect not to so extend this Agreement beyond the then-current Term of Employment by giving written notice of non-renewal to the other party at least sixty (60) days prior to the end of the Term of Employment.

Section 3. Position, Duties and Responsibilities; Place of Performance.

(a) Position, Duties, and Responsibilities. During the Term of Employment, Executive shall be employed and serve in the position set forth on Exhibit A hereto under the heading “Position” at the Company (together with such other position or positions consistent with Executive’s title as the Chief Executive Officer shall specify from time to time) and shall have such duties and responsibilities commensurate with such title, including managing the day-to-day business activities of the Company and its subsidiaries (subject to operating guidelines and budgets established by the Chief Executive Officer from time to time). If requested, Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation.

(b) Performance. Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment, including any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company or (z) interferes with Executive’s exercise of judgment in the Company Group’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing Executive’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) of this Section 3(b) shall be limited by Executive so as not to interfere, individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder.

(c) Principal Place of Employment. Executive’s principal place of employment shall be in Austin, Texas, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.

Section 4. Compensation.

During the Term of Employment, Executive shall be entitled to the following compensation:

(a) Base Compensation. Executive shall be provided annualized Base Compensation, payable in accordance with the regular payroll practices of the Company, of the amount set forth on Exhibit A hereto under the heading “Base Compensation,” with adjustments, if any, as may be approved in writing by the Board.

(b) Annual Bonus. Executive shall be eligible to earn an annual bonus with respect to each fiscal year of the Company ending during the Term of Employment (pro-rated for any fractional years) (the “Annual Bonus”), subject to Section 8, in an amount up to the percentage of Executive’s Base Compensation set forth on Exhibit A hereto under the heading “Target Bonus Opportunity.” The amount of the Annual Bonus, including any related performance metrics, shall be determined by the Board in its sole discretion. The Annual Bonus, to the extent earned, shall be paid in the calendar year following the applicable performance year within thirty (30) days following the delivery of the Company’s internally consolidated financial statements prepared in accordance with US GAAP as historically applied by the Company for the relevant performance year.

(c) Incentive Equity Grant. During the Term of Employment, the Board (in its sole discretion) may grant Executive incentive equity awards in Atlas Technical Consultants, Inc. (“Atlas”) pursuant to the terms of the Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan, as may be amended and restated from time to time (the “Plan”). Executive’s awards, if any, shall be subject to the terms and conditions of the Plan and applicable award agreement in all respects.

Section 5. Executive Benefits.

During the Term of Employment, Executive shall be eligible to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company in accordance with the terms and conditions of such programs and plans. Executive shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated employees of the Company in accordance with the Company’s policy as in effect from time to time. Executive shall be entitled to a $1,400.00 per month vehicle allowance in accordance with the Company’s policy, as in effect from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved.

Section 6. Insurance.

At any time during the Term of Employment, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts and with such terms, as the Company may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents; provided that no financial obligation is imposed on Executive by any such documents.

Section 7. Reimbursement of Business Expenses.

Executive is authorized to incur reasonable business expenses in carrying out Executive’s duties and responsibilities under this Agreement, and the Company shall promptly reimburse Executive for all such reasonable business expenses, subject to documentation in accordance with the Company’s policy, in each case, as in effect from time to time.

Section 8. Termination of Employment.

(a) General. The Term of Employment shall terminate upon the earliest to occur of: (i) subject to Section 8(b), Executive’s death, (ii) subject to Section 8(b), a termination by reason of a Permanent Disability, (iii) a termination by the Company with or without Cause, (iv) a termination by Executive with or without Good Reason and (v) non-renewal of the Term of Employment. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall resign from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A- 1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.”

(b) Termination Due to Death or Permanent Disability. Executive’s employment shall terminate automatically upon Executive’s death. The Company may terminate Executive’s employment immediately upon the occurrence of a Permanent Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Permanent Disability, Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled to:

(i) The Accrued Obligations;

(ii) The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term; and

(iii) The Annual Bonus, to the extent earned and pro-rated for any fractional years, payable in accordance with Section 4(b).

Following Executive’s death or a termination of Executive’s employment by reason of a Permanent Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment due to death or Permanent Disability shall be receipt of the amounts and benefits set forth in clauses (i) through (iii) of this Section 8(b).

(c) Termination by the Company for Cause.

(i) The Company may terminate Executive’s employment at any time for Cause, effective upon Executive’s receipt of written notice of such termination.

(ii) In the event that the Company terminates Executive’s employment for Cause, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment for Cause, except as set forth in this Section 8(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d) Termination by the Company without Cause. The Company may terminate Executive’s employment at any time during the Term of Employment without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Permanent Disability) during the Term of Employment, Executive shall be entitled to:

(i) The Accrued Obligations;

(ii) The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term;

(iii) The Annual Bonus, to the extent earned and pro-rated for any fractional years, payable in accordance with Section 4(b);

(iv) To the extent permissible under the Company’s group health plan and subject to (A) Executive’s timely election of continuation coverage under COBRA and continued COBRA eligibility and (B) Executive’s continued copayment of premiums at the same level and cost to Executive as if Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continuation, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term, with Executive being required to inform the Company within one (1) week of becoming eligible for group medical coverage from another employer), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, at the same cost applicable to active employees of the Company; and

(v) If such termination occurs: (A) on or before the one (1) year anniversary of the effective date of this Agreement, accelerated vesting of all unvested time-based equity awards on the date of such termination (the “Termination Date”); (B) on or before the two (2) year anniversary of the effective date of this Agreement, accelerated vesting of 2/3 of the Executive’s unvested time-based equity awards on the Termination Date; and (C) after the two (2) year anniversary of the effective date of this Agreement, accelerated vesting of 1/3 of the Executive’s unvested time-based equity awards on the Termination Date.

(vi) With respect to any unvested performance-based equity awards held by the Executive on the Termination Date, accelerated vesting of a prorated number of such performance-based awards on the equal to the product of (A) the greater of (i) the target number of such awards or (ii) the number of such awards based on actual achievement of the applicable performance goals as of the Termination Date; and (B) a fraction, the numerator of which shall be the number of days completed in the applicable performance period as of the Termination Date, and the denominator of which shall be the total number of days in the applicable performance period.

Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. In addition, unless specifically provided otherwise by agreement between the Parties, this Section 8(d) shall supersede any language to the contrary under any outstanding equity award agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment without Cause shall be receipt of the amounts and benefits set forth in clauses (i) through (vi) of this Section 8(d).

(e) Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason during the Term of Employment by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. During such thirty (30) day notice period, the Company shall have a cure right and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment with Good Reason shall be receipt of the amounts and benefits set forth in clauses (i) through (vi) of Section 8(d) hereof.

(f) Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company sixty (60) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled only to the Accrued Obligations. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(g) Termination Due to Non-Renewal by Executive of the Term of Employment. In the event that Executive terminates this Agreement by a notice to the Company of non-renewal of the then-current Term of Employment, as set forth in Section 2 hereof, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment due to non-renewal by Executive of a Term of Employment, except as set forth in this Section 8(g), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(h) Termination Due to Non-Renewal by the Company of the Term of Employment. In the event that the Company terminates this Agreement by a notice to Executive of non-renewal of the then-current Term of Employment, as set forth in Section 2 hereof, Executive shall be entitled only to:

(i) The Accrued Obligations; and

(ii) Accelerated vesting of any outstanding equity awards which were scheduled to vest within the following one (1) year after such date of Executive’s termination due to non-renewal by the Company, with any such unvested performance-based awards deemed achieved at the greater of actual and target performance.

Following such termination of Executive’s employment due to non-renewal by the Company of a Term of Employment, except as set forth in this Section 8(h), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(i) Termination in Connection with a Change in Control. In the event that (i) Executive’s employment is terminated by the Company without Cause as set forth in Section 8(d) or (ii) Executive terminates Executive’s employment with Good Reason as set forth in Section 8(e) within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company, Executive shall be entitled to:

(i) the receipt of the amounts and benefits set forth in clauses (i) through (iv) of Section 8(d); and

(ii) immediate and full vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of (i) the target achievement of such equity awards or (ii) the actual achievement of the applicable performance goals of such equity awards as of the date of such Change in Control).

Following such termination of Executive’s employment by the Company without Cause or by Executive with Good Reason within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company, except as set forth in this Section 8(i), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy in connection with a termination of employment by the Company without Cause or by Executive with Good Reason within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control of the Company shall be receipt of the amounts and benefits set forth in clauses (i) and (ii) of this Section 8(i).

(j) Change in Control. Notwithstanding any provision to the contrary in the Plan or any equity award agreement, subject to Executive’s continued service to the Company through the effective date of a Change in Control, any outstanding and unvested equity awards with a performance-based vesting condition shall be deemed to have satisfied the actual achievement of the applicable performance goals as of the date of such Change in Control, with such equity awards continuing to vest based upon satisfaction of any time or service-based vesting criteria to which the awards are subject. In addition, if any outstanding and unvested equity awards with a time-based vesting condition held by Executive are not assumed or replaced with an equivalent award by a surviving entity in connection with a Change in Control, then all time-based vesting conditions with respect to such equity awards shall become fully vested as of immediately prior to such Change in Control.

(k) Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (d), (e), (h), (i) or (j) of this Section 8 (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution and delivery to the Company of an irrevocable Release of Claims in a form substantially similar to the form attached hereto as Exhibit B (the “General Release”) within sixty (60) days following the date of the Executive’s termination of employment hereunder, and non-revocation of the General Release (and the expiration of any revocation period contained in such General Release). If Executive fails to execute and deliver an irrevocable General Release prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such General Release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the General Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day, after which any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.

(l) Repayment of Severance Benefits. Notwithstanding anything in this Agreement to the contrary (including this Section 8), in the event that Executive breaches any provision of the Non-Interference Agreement or the General Release, (i) the Severance Benefits shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto and (ii) Executive shall promptly repay all Severance Benefits previously received by Executive or Executive’s dependents to the Company.

Section 9. Non-Interference Agreement.

As a condition of Executive’s employment with the Company and the effectiveness of this Agreement, Executive has, on or prior to the date hereof, executed and delivered to the Company the Non-Interference Agreement, which is incorporated herein by reference.

Section 10. Representations and Warranties of Executive.

Executive represents and warrants to the Company that:

(a) Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;

(b) Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-interference, non-competition, confidentiality or other similar covenant or agreement of a prior employer by which Executive is or may be bound;

(c) In connection with Executive’s employment with the Company, Executive will not use or disclose any trade secret, confidential and/or proprietary information Executive may have obtained in connection with employment with any prior employer; and

(d) None of the Company, or any other member of the Company Group or any of their respective representatives, has provided any legal advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek, and Executive has sought, legal advice from Executive’s own legal counsel regarding this Agreement.

Section 11. Taxes; Deductions.

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law and all required or authorized deductions. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement.

Section 12. Set Off; Mitigation.

The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or any other member of the Company Group; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule.

Section 13. Additional Section 409A Provisions.

Notwithstanding any provision in this Agreement to the contrary:

(a) Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

(b) Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

(c) To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.

(d) While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

Section 14. Successors and Assigns; No Third-Party Beneficiaries.

(a) The Company. This Agreement shall inure to the benefit of the Company and its successors and assigns and may be assigned freely by the Company to any affiliate or successor of the Company (including any purchaser of assets).

(b) Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.

(c) No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 14(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 15. Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by Executive and a duly authorized representative of the Company. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time.

Section 16. Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable to the maximum extent permitted by applicable law and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 17. Governing Law; Waiver of Jury Trial.

THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS. EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 18. Notices.

(a) Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address is so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office with attention to the Company’s Chief Legal Officer and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.

(b) Date of Delivery. Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 19. Section Headings; Construction and Interpretation.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise noted. The recitals hereto are hereby incorporated herein.

Section 20. Entire Agreement.

This Agreement, the Non-Interference Agreement and the General Release together with any other exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof. This Agreement merges and supersedes all prior negotiations, discussions, representations, proposals, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement; provided, however, that the provisions of this Agreement are in addition to and complement (and do not replace or supersede) any other written agreement(s) or parts thereof between Executive and any member of the Company Group that create restrictions on Executive with respect to confidentiality, non-disclosure, non-competition, non-solicitation, non-interference or non-disparagement. The parties represent that, in executing this Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth in this Agreement, with regard to the subject matter, basis, or effect of this Agreement.

Section 21. Survival of Operative Sections.

Upon any termination of Executive’s employment, the provisions of Section 8 through Section 22 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 22. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or electronic (including by means of facsimile or email transmission) signature.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY

ATLAS TECHNICAL CONSULTANTS LLC

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Signature Page to Employment Agreement

EXECUTIVE

/s/ Jonathan Parnell
Jonathan Parnell

Signature Page to Employment Agreement

APPENDIX A
Definitions

(a) “Accrued Obligations” shall mean (i) all accrued but unpaid Base Compensation through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof through the date of termination of Executive’s employment, (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein, and (iv) rights with respect to equity of the Company Group, subject to, and in accordance with, the terms and conditions of the Plan and any subscription, grant or similar agreement relating to such equity.

(b) “Agreement” shall have the meaning set forth in the preamble hereto.

(c) “Annual Bonus” shall have the meaning set forth in Section 4(b).

(d) “Atlas” shall have the meaning set forth in Section 4(c).

(e) “Base Compensation” shall mean the annual salary provided for in Section 4(a).

(f) “Board” shall mean the Board of Directors of Atlas.

(g) “Cause” shall mean (i) Executive’s act(s) of gross negligence or willful misconduct in the course of Executive’s employment hereunder, (ii) willful failure or refusal by Executive to perform Executive’s duties or responsibilities to the Company Group or to follow the lawful directives of the Chief Executive Officer or its designee (other than as a result of death or Permanent Disability), (iii) misappropriation (or attempted misappropriation) by Executive of any assets or business opportunities of the Company or any other member of the Company Group, (iv) Executive’s commission of, indictment for, conviction of or pleading guilty or nolo contendere to any felony or any crime involving moral turpitude, (v) Executive’s failure to cooperate in any material way with any audit or investigation of the business or financial practices of the Company Group, (vi) Executive’s commitment of (or attempting to commit) any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company Group’s property, (vii) Executive’s breach of this Agreement, the Non-Interference Agreement or any other non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant provisions relating to any member of the Company Group by which the Executive may be bound, or any other agreement between Executive, on the one hand, and a member of the Company Group, on the other hand, (viii) Executive’s material violation of the Company’s code of conduct or other written policy or (ix) Executive’s deliberate misconduct which is reasonably likely to be materially damaging to any member of the Company Group.

(h) “Change in Control” shall have the meaning set forth in the Plan.

(i) “COBRA” shall mean Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(k) “Company” shall have the meaning set forth in the preamble hereto.

(l) “Company Group” shall mean, collectively, the Company, Atlas and their respective subsidiaries and affiliates.

(m) “Delay Period” shall have the meaning set forth in Section 13(a) hereof.

Appendix A to Employment Agreement

(n) “Executive” shall have the meaning set forth in the preamble hereto.

(o) “Good Reason” shall mean, without Executive’s consent, (i)  a material and ongoing diminution in Executive’s title, duties or responsibilities as set forth in Section 3 hereof, measured as of the date hereof (ii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than twenty-five (25) miles from its current location or (iii) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i) or (ii) above); provided, that none of the foregoing events shall constitute Good Reason unless the Company fails to cure such event within thirty (30) days after receipt from the Executive of written notice of the event which constitutes Good Reason as contemplated in Section 8(e), which written notice shall give reasonable specificity in the nature of the circumstances determined by the Executive in good faith to constitute Good Reason; and provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the occurrence of such event, unless the Executive has given the Company written notice thereof prior to such date. Executive acknowledges and agrees that Executive’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 8(e) hereof. Notwithstanding the foregoing, during the Term of Employment, in the event that the Company reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Executive from performing Executive’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.

(p) “Initial Term of Employment” shall mean the period specified in Section 2 hereof.

(q) “Non-Interference Agreement” shall mean the Confidentiality, Non-Interference, and Invention Assignment Agreement dated as of the date hereof, by and between the Company and Executive, and attached hereto as Exhibit C.

(r) “Permanent Disability” shall mean any physical or mental disability or infirmity of Executive that prevents, or, in the good faith determination of the Board, would be reasonably likely to prevent, the performance of Executive’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Permanent Disability shall be determined by the Board in good faith.

(s) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(t) “Severance” shall mean an amount equal to one hundred percent (100%) of Executive’s then-applicable Base Compensation.

(u) “Severance Benefits” shall have the meaning set forth in Section 8(j) hereof.

(v) “Severance Term” shall mean the twelve (12) month period following Executive’s termination of employment.

(w) “Term of Employment” shall mean the Initial Term of Employment and the period of any extension thereof in accordance with Section 2 hereof.

Appendix A to Employment Agreement

Exhibit A

Employee Terms

Executive Name	Position	Base Compensation	Target Bonus Opportunity
Jonathan Parnell	Chief Strategy Officer	$270,000	50-75%

Appendix A to Employment Agreement

Exhibit B

General Release

(Please see attached)

Exhibit B to Employment Agreement

GENERAL RELEASE

As a condition precedent to Atlas Technical Consultants, LLC, a Delaware limited liability company (the “Company”) providing the consideration set forth in Section 8[(d)/(e)/(h)/(i)] of the Employment Agreement, by and between the Company and Executive, dated December ___, 2021 (the “Employment Agreement”), to which this General Release is attached as Exhibit B (this “Release”), to the undersigned executive (“Executive”), Executive hereby agrees to the terms of this Release as follows:

1. Release.

(a) Subject to Section 1(c) below, Executive, on behalf of Executive and Executive’s heirs, executors, administrators, successors and assigns, hereby voluntarily, unconditionally, irrevocably and absolutely releases and discharges the Company, its parent, and each of their subsidiaries, affiliates, and all of their past and present employees, officers, directors, agents, owners, shareholders, representatives, members, attorneys, insurers and benefit plans, and all of their successors and assigns (collectively, the “Released Parties”), from any and all claims, demands, causes of action, suits, controversies, actions, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, any other damages, claims for costs and attorneys’ fees, losses or liabilities of any nature whatsoever in law and in equity and any other liabilities, known or unknown, suspected or unsuspected of any nature whatsoever (hereinafter, “Claims”) that Executive has or may have against the Released Parties: (i) from the beginning of time through the date upon which Executive signs this Release; (ii) arising from or in any way related to Executive’s employment or termination of employment with any Released Parties; (iii) arising from or in any way related to any agreement with any Released Parties, including the Employment Agreement (other than Section 8[(d)/(e)/(h)/(i)] of the Employment Agreement); and/or (iv) arising from or in any way related to awards, policies, plans, programs or practices of any Released Parties that may apply to Executive or in which Executive may participate, in each case, including, but not limited to, under any federal, state or local law, act, statute, code, order, judgment, injunction, ruling, decree or writ, ordinance or regulation, including, but not limited to, any Claims under including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act; the Sarbanes-Oxley Act; the Fair Credit Reporting Act; the Equal Pay Act; the National Labor Relations Act; to the extent permitted by applicable law, any whistleblower, relator, False Claims Act or qui tam claims and/or any personal right to recovery under such claims; the Occupational Safety and Health Act; any applicable Executive Order Programs; the Fair Labor Standards Act; any claims arising under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters.

Exhibit B to Employment Agreement

(b) Executive understands that Executive may later discover claims or facts that may be different than, or in addition to, those which Executive now knows or believes to exist with regards to the subject matter of this Release and the releases in this Section 1, and which, if known at the time of executing this Release, may have materially affected this Release or Executive’s decision to enter into it. Executive hereby waives any right or claim that might arise as a result of such different or additional claims or facts.

(c) This Release is not intended to bar or affect (i) any Claims that may not be waived by private agreement under applicable law, such as claims for workers’ compensation or unemployment insurance benefits, (ii) vested rights under the Company’s 401(k) or pension plan, (iii) any Claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise to which Executive is entitled, (iv) any right to the payments and benefits set forth in Section 8[(d)/(e)/(h)/(i)] of the Employment Agreement, and/or (v) any Accrued Obligations (as such term is defined in the Employment Agreement).

(d) Nothing in this Release is intended to prohibit or restrict Executive’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission or any other administrative body or governmental agency; provided, however, that Executive hereby waives the right to recover any monetary damages or other relief against any Released Parties to the fullest extent permitted by law, excepting any benefit or remedy to which Executive is or becomes entitled to pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(e) Notwithstanding anything in this Release to the contrary, Executive’s release of Claims under the ADEA (the “ADEA Release”) shall only become effective upon: (i) Executive’s separate signature set forth on the signature page of this Release reflecting his assent to his release of Claims under the ADEA and (ii) the occurrence of the ADEA Release Effective Date.

(f) Executive represents that Executive has made no assignment or transfer of any right or Claim covered by this Section 1 and that Executive further agrees that he is not aware of any such right or Claim covered by this Section 1.

2. Return of Company Property. Executive acknowledges that Executive has complied with Section 3 of the Confidentiality, Non-Interference and Invention Assignment Agreement, by and between the Company and Executive, dated December ___, 2021 (the “Non-Interference Agreement”). If Executive discovers any property of the Released Parties in his possession after his termination of employment, Executive shall immediately return such property to the Company.

3. Nondisparagement. Subject to Section 7(b) below, Executive agrees not to, and to cause any business or entity controlled by Executive not to, (a) make any statement, written or oral, directly or indirectly, which in any way disparages the Released Parties in any manner whatsoever, or portrays the Released Parties in a negative light or would in any way place the Released Parties in disrepute and/or (b) encourage anyone else to disparage or criticize the Released Parties, or put them in a bad light.

Exhibit B to Employment Agreement

4. Continuing Obligations. Executive acknowledges and agrees that he will comply with all applicable restrictive covenants contained in this Release, the Employment Agreement, the Non-Interference Agreement and any agreement contemplated by any of the foregoing at all times, and such provisions are expressly incorporated herein by reference (the “Continuing Obligations”). Executive acknowledges and agrees that he has not breached any of the Continuing Obligations.

5. Consultation/Voluntary Agreement. Executive acknowledges that the Company has advised Executive of Executive’s right to consult with an attorney prior to executing this Release. Executive has carefully read and fully understands all of the provisions of this Release. Executive is entering into this Release, knowingly, freely and voluntarily in exchange for good and valuable consideration to which Executive would not be entitled in the absence of executing and not revoking this Release.

6. Review and Revocation Period. Executive has been given [twenty-one (21)/ forty-five (45)] calendar days to consider the terms of this Release, although Executive may sign it at any time sooner. Executive has seven (7) calendar days after the date on which Executive executes this Release for purposes of the ADEA Release to revoke Executive’s consent to the ADEA Release. Such revocation must be in writing and must be e-mailed to [●] at [●]. Notice of such revocation of the ADEA Release must be received within the seven (7) calendar days referenced above. In the event of such revocation of the ADEA Release by Executive, with the exception of the ADEA Release (which shall become null and void), this Release shall otherwise remain fully effective. Provided that Executive does not revoke his execution of the ADEA Release within such seven (7) day revocation period, the “ADEA Release Effective Date” shall occur on the eighth calendar day after the date on which he signs the signature page of this Release reflecting Executive’s assent to the ADEA Release.

7. Confidentiality; Permitted Disclosures.

(a) Executive agrees that this Release and the Employment Agreement are confidential and agrees not to disclose any information regarding the terms of this Release or the Employment Agreement, except to his immediate family and any tax or legal counsel he has consulted regarding the meaning or effect hereof or as required by law, and Executive will instruct each of the foregoing not to disclose the same to anyone.

(b) Nothing in this Release or any other agreement or Company policy shall prohibit or restrict Executive or his attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Release, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, or any self-regulatory organization; or (iii) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Release or any other agreement or Company policy prohibits or restricts Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), Executive will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company or its affiliates that (i) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to Executive’s attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit (not otherwise waived by this Agreement) for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement between the parties or any other policies of the Company or its affiliates is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

Exhibit B to Employment Agreement

8. No Admission of Wrongdoing. Neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by the parties of any improper or unlawful conduct.

9. Third-Party Beneficiaries. Executive acknowledges and agrees that all Released Parties are third-party beneficiaries of this Release and have the right to enforce this Release.

10. Assignment. Executive shall not assign any rights, or delegate or subcontract any obligations, under this Release. The Company may freely assign its rights and obligations under this Release at any time to any successor or affiliate.

11. Governing Law. This Release shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the application of any choice-of-law rules that would result in the application of another state’s laws. The parties irrevocably consent to the jurisdiction of, and exclusive venue in, the state and federal courts in Texas with respect to any matters pertaining to, or arising from, this Release.

12. Savings Clause. If any term or provision of this Release is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Release or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision of this Release is invalid, illegal or unenforceable, this Release shall be enforceable as closely as possible to its intent of providing the Released Parties with a full release of all legally releasable claims through the date upon which Executive signs this Release.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Exhibit B to Employment Agreement

IN WITNESS WHEREOF, Executive has executed this Release as of the below-indicated date(s).

THIS RELEASE MAY NOT BE SIGNED PRIOR TO EXECUTIVE’S LAST DAY OF EMPLOYMENT

EXECUTIVE

(Signature)
Date Executed:

ACKNOWLEDGED AND AGREED WITH RESPECT TO ADEA RELEASE

EXECUTIVE

(Signature)
Date Executed:

Exhibit B to Employment Agreement

Exhibit C

Non-Interference Agreement

(Please see attached)

CONFIDENTIALITY, NON-INTERFERENCE
AND INVENTION ASSIGNMENT AGREEMENT

This Confidentiality, Non-Interference and Invention Assignment Agreement (this “Non-Interference Agreement”) is made and entered into as of December ___, 2021, by and between Atlas Technical Consultants LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Executive,” “me,” “my” or “I”), as a condition of my Employment Agreement, dated as of the date hereof, with the Company (the “Employment Agreement”). All capitalized terms used but not defined herein shall be as defined in the Employment Agreement. In consideration of, as applicable, (x) my employment with the Company and my receipt of the compensation now and hereafter payable to me by the Company and (y) the provision of services to the Company Group (as defined herein), I agree to the terms and conditions of this Non-Interference Agreement:

W I T N E S S E T H:

WHEREAS, in connection with, and as a condition to the Company’s entry into the Employment Agreement, the Company and Executive desire to enter into this Non-Interference Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1. Confidential Information.

(a) Company Group Information. I acknowledge that, during the course of my employment with or provision of services to the Company, Atlas Technical Consultants, Inc. or any of their respective affiliates, subsidiaries and successors (collectively, the “Company Group”), I will have access to information about the Company Group and that my employment with or provision of services to any member of the Company Group shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment with or provision of services to any member of the Company Group and at all times thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person, firm, corporation, or other entity without written authorization of a duly authorized representative of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company Group wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the technical data, trade secrets, or know-how of the Company Group, including, but not limited to, research, development or product plans, or other information regarding the products or services and markets of the Company Group, customer lists, and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I may become acquainted during the term of my employment or provision of services to the Company Group), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, drilling plans, acquisition strategies, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of the Company Group. Notwithstanding the foregoing, and subject to Section 10 below, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority.

(b) Permitted Disclosures. Nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group shall prohibit or restrict me or my attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Non-Interference Agreement, or as required by law or legal process, including with respect to possible violations of law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (c) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group prohibits or restricts me from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), I will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company Group that (i) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to my attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If I file a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order. Nothing in this Non-Interference Agreement or any other agreement between the parties or any other policies of the Company Group is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

(c) Former Employer Information. I represent that my performance of all or any duties, responsibilities, and activities of employment, and my provision of services to the Company Group has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with or provision of services to any member of the Company Group, and I will not disclose to any member of the Company Group, or induce any such Person to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

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Section 2. Developments.

(a) Developments Retained and Licensed. I have attached hereto, as Schedule A, an executed list describing with particularity all developments, original works of authorship, improvements, and trade secrets that were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), that belong solely to me or belong to me jointly with another, that relate in any way to any of the proposed businesses, products, or research and development of the Company Group, and that are not assigned to the Company hereunder, or if no such list is attached, I represent that there are no such Prior Developments. If, during any period during which I perform or performed services for the Company Group, both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into a Company Group product or process a Prior Development owned by me or in which I have an interest, I hereby grant the Company Group, and the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process.

(b) Assignment of Developments. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company Group, all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception or reduction to practice of the invention to the business of the Company Group, or actual or demonstrably anticipated research or development of the Company Group; (ii) result from or relate to any work performed for the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of the Company Group, or any Confidential Information, or in consultation with personnel of the Company Group (collectively referred to as “Developments”). I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by the compensation payable to me under the Employment Agreement unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company Group, or its designee, all my right, title, and interest throughout the world in and to any such Development.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, or any other format. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy, which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the business of the Company Group.

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(d) Intellectual Property Rights. I agree to assist the Company Group, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company Group as set forth above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, or prosecution, issuance, maintenance, and transfer of, patent letters or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company Group any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company Group.

Section 3. Returning Company Group Documents. I agree that, at the time of termination of my employment with or provision of services to any member of the Company Group or at any other time as requested by the Company, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or engagement with the Company Group or otherwise belonging to the Company Group. I agree further that any property situated on the Company Group’s premises and owned by the Company Group, including storage media, filing cabinets, and other work areas, is subject to inspection by personnel of the Company Group at any time with or without notice.

Section 4. Disclosure of Agreement. As long as it remains in effect, I will disclose the existence of this Non-Interference Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such Person.

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Section 5. Restrictions on Interfering. I acknowledge and agree that the covenants contained in this Section 5 are in addition to, and not in lieu of, any similar restrictions that may exist in any other agreement between any member of the Company Group and me, as may be modified, amended, restated or amended and restated from time to time, and to the extent I am a party to such an agreement, the Company may elect to enforce the covenants contained therein without limiting the Company’s rights to enforce the covenants contained herein.

(a) Non-Competition. During the period of my employment with or provision of services to the Company Group (the “Employment Period”) and the Post-Termination Restricted Period, I shall not, directly or indirectly, individually or on behalf of any Person, company, enterprise, or entity, or as a sole proprietor, partner, stockholder, director, officer, principal, agent, employee or executive, or in any other capacity or relationship, engage in (or take any preparatory steps to engage in) any Competitive Activities within the Restricted Area; provided, that in the event of a termination of my employment with the Company Group by any member of the Company Group without Cause (as defined in the Employment Agreement), this Section 5(a) shall not apply during the Post-Termination Restricted Period. Notwithstanding the foregoing, nothing herein shall prohibit me from investing in the publicly traded equity securities of a Person engaged in any Competitive Activities so long as I (i) am not a controlling person of, or a member of a group which controls, such Person, (ii) do not directly or indirectly own more than one percent (1%) of any class of securities of such Person and (iii) do not undertake any of the Competitive Activities with respect to such Person and otherwise have no active participation in the business of such Person.

(b) Non-Interference. During the Employment Period and the Post-Termination Restricted Period, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities; provided, however, that if my termination of employment occurs within the ninety (90) day period prior to or the two (2) year period immediately following a Change in Control (as defined in the Employment Agreement), this Section 5(b) shall apply for the period commencing on the date of the termination of the Employment Period and ending on the twenty-four (24) month anniversary of such date of termination.

(c) Definitions. For purposes of this Non-Interference Agreement:

(i) “Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of any member of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior twelve (12) month period, in each case, with whom I transacted business, or about whom I learned non-public information through my employment with or provision of services to the Company Group, or who became clients, customers, licensees, suppliers, or other business relations of the Company Group during my employment with or provision of services to the Company Group, or whose identity became known to me in connection with my relationship with the Company Group, or employment by any member of the Company Group.

(ii) “Competitive Activities” shall mean, directly or indirectly, owning any interest in, participating in (whether as a director, officer, employee, member or partner), consulting with, rendering services for (including as an employee), or in any manner engaging in any business or enterprise that competes with the Company Group.

(iii) “Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group; (B) hiring any individual who was employed by any member of the Company Group within the twelve (12) month period prior to the date of such hiring; or (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induct, any Business Relation to cease doing business with, reduce the amount of business conducted with, or alter the terms of the relationship with, the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.

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(iv) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(v) “Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Employment Period (whether for any reason or no reason and whether my employment is terminated at the option of the Company or me) and ending on the twelve (12) month anniversary of such date of termination.

(vi) “Restricted Area” shall mean those designated on Schedule B hereto.

(d) Non-Disparagement. Subject to Section 10 below, I agree that during the Employment Period, and at all times thereafter, I will not, and will cause each of my affiliates not to, make, publish, or communicate any disparaging or defamatory comments regarding members of the Company Group or their respective current or former directors, officers, members, partners, employees, customers, suppliers or direct or indirect owners in any respect or make any comments concerning any aspect of my relationship with the Company Group or any conduct or events which precipitated any termination of my employment from or engagement with the Company Group.

Section 6. Reasonableness of Restrictions.

I understand that the nature of my position gives me access to and knowledge of Confidential Information and places me in a position of trust and confidence with the Company Group and that I will benefit from the Company Group’s goodwill. I understand and acknowledge that the Company invested significant time and expense in developing the Confidential Information and goodwill. I acknowledge and recognize the highly competitive nature of the Company Group’s business, that access to Confidential Information renders me special and unique within the Company Group and Company Group’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with or provision of services to the Company Group. In exchange for my promises hereunder, the Company Group (a) is providing me with the Employment Agreement and (b) is promising to provide me, on an as-needed basis based on the Company’s business interests, with Confidential Information, introductions to, and contact with key customers of the Company Group and specialized training and further I acknowledge and agree that such consideration is adequate and sufficient consideration for me to enter into this Non-Interference Agreement. I recognize and acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I further acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement will not materially interfere with my ability to earn a living following the termination of my employment with or provision of services to the Company Group and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with or provision of services to any member of the Company Group.

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Section 7. Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Non-Interference Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company or other members of the Company Group at law or in equity. If any of the provisions of this Non-Interference Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Non-Interference Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form, said provision shall then be enforceable. Furthermore, a determination in any jurisdiction that this Non-Interference Agreement, in whole or in part, is invalid or unenforceable shall not in any way affect or impair the validity, legality or enforceability of this Non-Interference Agreement in any other jurisdiction.

Section 8. Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Non-Interference Agreement may result in substantial, continuing and irreparable injury to the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company Group, the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Non-Interference Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach or the posting of a bond. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Section 5 hereof and during any other period required for litigation during which the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Section 9. Cooperation.

I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or other members of the Company Group and its or their respective counsel in connection with any internal or external claim, charge, audit, contractual dispute, investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved, of which I have knowledge or on which I may be a witness. As a condition of such cooperation, the Company shall reimburse me for reasonable and documented out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this Section 9 in accordance with Company policy regarding business expenses. I also agree that, in the event I am subpoenaed by any Person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to my employment with or provision of services to the Company Group, I will give prompt notice of such request to the Company and, to the extent permitted by applicable law, will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting Person or entity to such disclosure. I shall not encourage, counsel or assist any non governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any non-governmental third party against any member of the Company Group.

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Section 10. Response to Subpoena, Court Order or Other Legal Process.

Nothing in this Non-Interference Agreement shall prohibit or restrict the Company, me or our respective attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Non-Interference Agreement, or as required by law or legal process, including with respect to possible violations of law; or (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; provided that, to the extent permitted by law, upon the Company’s or my receipt of any subpoena, court order, or other legal process compelling the disclosure of any such information or documents, such party agrees to give prompt written notice by hand delivery to the other party, and wait at least ten (10) days before responding to such subpoena, court order or other legal process, in order to permit such party to protect the interests in confidentiality to the fullest extent possible. In addition, nothing in this Non-Interference Agreement prohibits or restricts me or the Company from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.

Section 11. General Provisions.

(a) Governing Law; Waiver of Jury Trial. AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL, THE PARTIES AGREE THAT THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS NON-INTERFERENCE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. BY EXECUTION OF THIS NON-INTERFERENCE AGREEMENT, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NON-INTERFERENCE AGREEMENT. I ACKNOWLEDGE AND AGREE THAT I HAVE ENTERED INTO THIS SECTION 11(a) KNOWINGLY AND VOLUNTARILY AND AFTER CONSULTING WITH MY LEGAL COUNSEL. NOTWITHSTANDING ANYTHING IN THIS NON-INTERFERENCE AGREEMENT TO THE CONTRARY, I UNDERSTAND THAT MY AGREEMENT TO THIS SECTION 11(a) IS NOT A CONDITION TO MY EMPLOYMENT WITH THE COMPANY.

(b) Entire Agreement. Except as set forth in the Employment Agreement and any other documents contemplated by the foregoing, this Non-Interference Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions, negotiations, representations, proposals, agreements and understandings of every kind and nature between us. The parties represent that, in executing this Non-Interference Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth in this Non-Interference Agreement, with regard to the subject matter, basis, or effect of this Non-Interference Agreement. No modification or amendment to this Non-Interference Agreement, nor any waiver of any rights under this Non-Interference Agreement, will be effective unless in writing signed by the party to be charged. No waiver by either party of a breach of any provision of this Non-Interference Agreement by the other party, or of compliance with any condition or provision of this Non-Interference Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Non-Interference Agreement.

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(c) No Right of Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment with or provision of services to the Company Group, and the right of the applicable member of the Company Group to terminate my employment with or provision of services to the Company Group at any time and for any reason, with or without cause, is specifically reserved.

(d) Successors and Assigns. This Non-Interference Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of each of the Company and its successors and assigns. I shall not assign any rights, or delegate or subcontract any obligations, under this Non-Interference Agreement. I expressly acknowledge and agree that this Non-Interference Agreement may be assigned without my consent to any other member of the Company Group, as well as any successor of the Company, including any purchaser of all or substantially all of the assets of the Company.

(e) Survival. The provisions of this Non-Interference Agreement shall survive the termination of my employment with or provision of services to any member of the Company Group and/or the assignment of this Non-Interference Agreement by the Company to any successor in interest or other assignee.

(f) Counterparts. This Non-Interference Agreement may be executed simultaneously in counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement. A faxed, .pdf-ed or electronic signature shall operate the same as an original signature.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement as of the date first above written.

COMPANY

Atlas Technical Consultants LLC

By:
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement

EXECUTIVE

Jonathan Parnell

Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement

SCHEDULE A

LIST OF PRIOR DEVELOPMENTS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 2

Title	Date	Identifying Number or Brief Description

_______No Developments or improvements

_______Additional Sheets Attached

Signature of Executive: ___________________

Print Name of Executive: Jonathan Parnell

Date: ________

SCHEDULE B

RESTRICTED AREA

1.	All counties in the states of Texas, Florida, Georgia, Alabama, Mississippi, Louisiana, Texas, California, Washington, Oregon, Colorado, New York, New Jersey and Massachusetts where I, directly or indirectly, provided services during the last two (2) years of my employment.

2.	Any location that is within 250 miles of a Company Group office in which I provided services during the last two (2) years of my employment.